March  29,  2000



Securities  &  Exchange  Commission
Washington,  D.C.


Re:  Aladdin  Oil,  Inc.
     1999  Form  10KSB

The filing of Aladdin Oil, Inc. Form 10KSB will be late because certain items, e.g. oil and gas reserve report, have been furnished to the auditor in the last week in March, 2000. We cannot timely complete the review without unreasonable effort or undue expenses to properly analyze and audit this material which will be included in their Form 10KSB.

                    Very  truly  yours,

                    BROWN  ARMSTRONG  RANDALL
                    REYES  PAULDEN  &  McCOWN
                    ACCOUNTANCY  CORPORATION




                    By:  /s/     Burton  H.  Armstrong